EXHIBIT 99.1

VASCO Announces Acquisition of Alfa & Ariss (The Netherlands)

Alfa & Ariss is a specialist in open identity and access management; Acquisition provides technical know-how that is expected to enhance VASCO’s DIGIPASS as a Service infrastructure and strengthens VASCO’s Enterprise Security offerings; Brings additional engineering capabilities to VASCO

OAKBROOK TERRACE, Ill., and ZURICH, Switzerland, April 4, 2011—VASCO Data Security International, Inc. (NASDAQ: VDSI), (www.vasco.com), a leading software security company specializing in authentication products and services, today announced its acquisition of Alfa & Ariss B.V. (“A&A”), an open identity and access management specialist of Enschede, The Netherlands (www.alfa-ariss.com). VASCO acquired all of the stock of A&A in exchange for cash consideration of Euro 1 million ($1.4 million using the exchange rate at the date of close). The acquisition was financed from VASCO’s existing cash balances and is expected to have a slightly dilutive impact on earnings in fiscal 2011.

A&A was founded in 1999 and is an authority in the field of developing open identity and access management solutions. OpenASelect is A&A’s high-profile authentication server platform. Companies implementing the OpenASelect platform don’t need to invest in know-how or infrastructure, allowing them to focus on their core business. A&A’s OpenASelect platform will be connected to VASCO’s DIGIPASS as a Service platform.

A&A has strong ties with the Dutch PKI Internet trust services provider DigiNotar. DigiNotar’s authentication gateway server was developed in close cooperation with A&A. The acquisition of DigiNotar by VASCO was announced on January 10, 2011. Both acquisitions support VASCO’s long term growth strategy in the fields of services, software and Enterprise Security.

“Alfa & Ariss brings important know-how and engineering capabilities to VASCO. We believe that its abilities in the fields of linking applications in-the-cloud and its ID management tools are important for VASCO’s long term strategy,” says Ken Hunt, VASCO’s Chairman and CEO. “With this acquisition, we further strengthen our offerings and R&D capabilities.”

“The acquisition of Alfa & Ariss is a great opportunity for VASCO to reinforce its Enterprise Security (channel) business,” said Jan Valcke, VASCO’s President and COO. “By adding A&A’s existing technology, we can turn our IDENTIKEY server into a true multi-protocol platform, supporting RADIUS, SOAP, SAML, Open-ID and PKI. We believe that this will broaden the scope of our channel business very positively.”

About VASCO

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet security applications and transactions. VASCO has positioned itself as a global software company for Internet security serving a customer base of over 10,000 companies in more than 100 countries, including more than 1,600 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective” and “goal”, “possible”, “potential”, and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors have been described in greater detail in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Securities and Exchange Commission and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Reference is made to VASCO’s public filings with the U.S. Securities and Exchange Commission for further information regarding VASCO and its operations.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, the VASCO “V” design, DIGIPASS, VACMAN, aXsGUARD and IDENTIKEY

For more information contact: Jochem Binst, +32 2 609 97 00, jbinst@vasco.com

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